UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021 (November 1, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

2801 Diode Lane

Louisville, KY 40299

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NXTD	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in Nxt-ID, Inc.’s (the “Company”) Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2019, the Company was a party to that certain Senior Secured Credit Agreement, dated May 3, 2019, as amended (the “Credit Agreement”), by and among the Company, its wholly-owned subsidiaries, LogicMark, LLC (“LogicMark”) and 3D-ID, LLC, and CrowdOut Capital LLC (“CrowdOut”). Effective November 1, 2021, LogicMark made its final payment to CrowdOut in connection with the Credit Agreement, pursuant to a payoff letter, dated October 27, 2021, by and among the parties to the Credit Agreement (the “Payoff Letter”). Pursuant to the Payoff Letter, upon such payment, the respective obligations of the parties to the Credit Agreement and all related agreements, including all related security interests and liens, have been released and discharged, and the Credit Agreement has been terminated and is of no further force or effect.

Item 8.01 Other Events.

As previously disclosed by the Company in its filings with the SEC, the Company had received letters from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its non-compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) and granting the Company extensions to demonstrate such compliance to Nasdaq, including a letter dated August 16, 2021, which stated that the Nasdaq Hearings Panel had determined to grant the Company’s request to remain listed on The Nasdaq Capital Market, subject to the following conditions: (i) that on or before August 19, 2021, the Company will have completed its then-planned private investment in public equity transaction, (ii) that on or before August 26, 2021, the Company will have filed with the SEC a registration statement for the completion of a public offering, (iii) that on or before September 15, 2021, the Company will have completed such public offering pursuant to such registration statement, (iv) that on or before October 15, 2021, the Company will hold its then-planned special meeting of stockholders to obtain approval to effect a reverse split of its outstanding common stock and (v) that on or before November 1, 2021, the Company will have demonstrated compliance with the Minimum Bid Price Rule. The Company had previously demonstrated to Nasdaq that it had complied with conditions (i)-(iv) of the August Letter, described above.

On November 3, 2021, the Company received notice from Nasdaq confirming that the Company has met all of the conditions of the August Letter and has fully regained compliance with the Minimum Bid Price Rule, and that this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

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